EXHIBIT 12.3

CERTIFICATION

I, Charles Brezer, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 20-F of Liquid Media Group Ltd.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 13, 2020

/s/ Charles Brezer
Charles Brezer (Interim Principal Executive Officer)